EXHIBIT 16
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Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C.  20549

May 13, 2000

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated May 9, 2000 of Successories, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ ARTHUR ANDERSEN LLP
Arthur Andersen LLP

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